Exhibit 10.7

JER INVESTORS TRUST INC.

JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan

Form of Stock Option Agreement

This STOCK OPTION AGREEMENT (this “Agreement”), dated as of the          day of                 ,             , is entered into by and between JER Investors Trust Inc., a Maryland corporation (the “Company”), and [                ] (the “Optionee” and, together with the Company, the “Parties”).

RECITALS

The Company is granting to the Optionee an Option to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) under the Company’s Nonqualified Stock Option and Incentive Award Plan (the “Plan”) on the terms and conditions set forth herein.

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

NOW, THEREFORE, the Parties hereto agree as follows:

The Optionee should carefully review these documents, and consult with his or her personal tax and legal advisors, in order to fully understand the implications of this Award, including the tax alternatives and their consequences. By executing this Agreement, the Optionee agrees to be bound by all of the Plan’s terms and conditions.

Name of Optionee:
Social Security No.:
Address:

Shares Subject to Option:
(Subject to Adjustment)
Exercise Price Per Share:
Date of Grant:
Expiration Date:
(Unless Earlier Terminated)

1. Number of Shares. The Company hereby grants to Optionee an option (this “Option”) to purchase the total number of shares of Common Stock set forth above as Shares Subject to Option (the “Option Shares”) at the Exercise

Price Per Share set forth above, subject to the terms and conditions of this Agreement and the Plan.

2. Option Term. The term of the Option and of this Agreement (the “Option Term”) shall commence on the Date of Grant, as set forth above and, unless the Option is previously terminated pursuant to the Plan or this Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Upon expiration of the Option Term, all rights of the Optionee hereunder shall terminate.

3. Conditions of Exercise.

(a) The Option shall only be exercisable to the extent it is vested and non-forfeitable as provided under Section 4 below.

(b) As a further condition to exercising this Option, the spouse of the Optionee, if any, shall have executed and delivered to the Company the Consent of Spouse attached hereto as Exhibit A-1.

(c) Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term; provided, however, that the Option may not be exercised in respect of a number of Options having an aggregate exercise price less than $1,000.00 unless such exercise is in respect of all remaining Options granted pursuant to this Agreement. Notwithstanding the foregoing, this Option may not be exercised for a fraction of a share.

4. Vesting Provisions. Subject to the Optionee performing services to the Company through each vesting date, the Option shall vest and become exercisable as to [insert vesting schedule].

5. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Common Stock, a substitution or proportionate adjustment shall be made in the kind, number and option price of Shares of Common Stock subject to the unexercised portion of the Option, as may be determined by the Committee in its sole discretion.

6. Nontransferability of Option and Option Agreement. Except by will or under the laws of descent and distribution, the Option and this Agreement shall not be transferable and, during the lifetime of Optionee, the Option may be exercised only by Optionee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

7. Method of Exercise of Option. The Option may be exercised by means of written notice of exercise to the Company, in a form prescribed by the Committee, specifying the number of Option Shares to be purchased (the “Exercised Shares”) and the Consent of Spouse, unless otherwise previously delivered to the Company, and payment in full of the aggregate Exercise Price for the Exercised Shares and the applicable withholding taxes due thereon in cash or by check. At the discretion of the Committee, payment in whole or in part may also be made (i) by means of a cashless exercise procedure either through a broker or through withholding of Option Shares otherwise issuable upon exercise of the Option in an amount sufficient to pay the aggregate Exercise Price of the Exercised Shares and/or the minimum statutory withholding taxes with respect thereto, (ii) in the form of unrestricted shares of Common Stock already owned by the Optionee which have been owned by the Optionee for more than six months on the date of surrender and have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares and/or the minimum statutory withholding taxes with respect thereto or (iii) by any other means of exercise authorized from time to time in the Plan and/or by the Committee.

8. Effect of Termination of Employment.

(a) Upon the termination of the Optionee’s employment with the Company or Manager, as applicable, for any reason, any portion of the Option that has not vested prior to such termination, shall immediately expire as of the date of such termination (the “Termination Date”).

(b) In the event the Optionee’s employment with the Company or Manager, as applicable, is terminated for any reason other than for Cause, the vested portion of the Option shall be exercisable in whole or in part subject to the terms of the Plan and this Agreement for a period of thirty (30) days following such termination date. Upon expiration of such period described in the foregoing, any unexercised portion of the Option (whether vested or unvested) shall terminate in full. Notwithstanding the foregoing, this Option shall not be exercisable after the Expiration Date.

(c) If the Optionee’s employment with the Company or Manager, as applicable, is terminated for Cause, the entire Option (whether vested or unvested) shall be forfeited as of the Termination Date.

9. Rights as a Stockholder. Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the

Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

10. Investment Representation. The Optionee represents and warrants to the Company that (a) the Optionee is acquiring and (b) upon exercise of the Option, the Optionee will be purchasing shares of Common Stock, in each case, for the Optionee’s own account and not with a view to or for sale in connection with any distribution of the shares of Common Stock.

11. Tax Representations. The Optionee acknowledges that he or she is relying solely on his or her own tax advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

12. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth herein, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

If to the Company, to:

JER Investors Trust Inc.

1650 Tysons Blvd., Suite 1600

McLean, VA 22102

Attn: Board of Directors and General Counsel

Telephone: (703) 714-8000

Facsimile: (703) 714-8100

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036-6522

Attention: David J. Goldschmidt, Esq.

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

If to the Optionee:

the most recent address included in the personnel records of the Company or Manager, as applicable.

13. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time) or any other applicable laws.

14. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

15. Withholding Requirements. The Company’s obligations under this Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee.

16. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to conflicts of laws principles thereof.

(b) Each of the Optionee and the Company irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Virginia State Court or Federal Court sitting in Virginia, and any court having jurisdiction over appeals or matters heard in such courts, in any action or proceeding arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the Optionee and the Company (at the Company’s expense) irrevocably designates and appoints CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as its agent (the “Process Agent”) for service of all process in any such proceeding in any such court, such service being hereby acknowledged to be effective and binding service in every respect. Each of the Optionee and the Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Optionee and the Company waives in all disputes any objection that it may have to the location of the court considering the dispute.

(c) Each of the Optionee and the Company irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Process Agent or their respective notice addresses specified herein, such service to become effective five (5) days after such mailing. Each of the Optionee and the Company irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of Forum non Conveniens) which it may now or hereafter have to be bringing of any such action or proceeding with respect to the Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law.

(d) Waiver of Jury Trial. Each of the Optionee and the Company irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

(e) Legal Costs and Expenses. In the event of a legal dispute between the Optionee and the Company regarding their respective rights and obligations under this Agreement, the losing party to such dispute shall be required to promptly reimburse the prevailing party for all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the prevailing party in such dispute.

18. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement (including all the attachments hereto) shall be subject to all terms and conditions of the Plan.

19. Amendments. Except as otherwise set forth in the Plan, this Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

20. Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

21. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 365 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Agreement without the prior written consent of the Company and the underwriters of such public offering.

22. Survival of Terms. This Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, Committees and legal successors.

23. Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

24. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same agreement.

25. Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Optionee, his heirs, executors, administrators, successors and assigns.

26. Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

JER INVESTORS TRUST INC.

By
Name: Joseph E. Robert, Jr. Title: Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

[Name of Optionee]

EXHIBIT A-1

CONSENT OF SPOUSE

I,                                 , spouse of [                                ], have read and hereby approve the Stock Option Agreement by and between [                            ] and JER Investors Trust Inc. (the “Company”), dated                         ,              (the “Agreement”). In consideration of the granting of the right to my spouse to receive a nonqualified option to acquire certain shares of Company common stock, par value $0.01 per share (“Common Stock”), as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of Common Stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	Signature: